UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2020

GEE GROUP INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7751 Belfort Parkway, Suite 150, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JOB	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 24, 2020, GEE Group Inc. (the “Company”) (NYSE American: JOB) held its 2020 Annual Meeting of stockholders (the “Annual Meeting”). The following matters were considered:

1. Election of Directors

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the next annual meeting of stockholders. The voting results were as follows:

	FOR	WITHHELD	BROKER NON- VOTE
(1) Mr. Derek Dewan	6,415,631	303,994	3,534,477
(2) Ms. Darla Moore	6,405,457	314,168	3,534,477
(3) Mr. Peter Tanous	6,421,164	298,461	3,534,477
(4) Mr. William M. Isaac	6,421,954	297,671	3,534,477
(5) Mr. Carl Camden	6,404,516	315,109	3,534,477
(6) Mr. Matthew Gormly	6,404,220	315,405	3,534,477
(7) Mr. Thomas Vetrano	6,404,997	314,628	3,534,477

2. Approval and Ratification of Auditors

Stockholders approved and ratified the appointment of Friedman LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020. The voting results were as follows:

For	Against	Abstentions
9,676,145	502,619	75,338

3. Amendment to the Company’s 2013 Incentive Stock Plan

Stockholders approved an amendment to the Company’s 2013 Incentive Stock Plan to increase the number of shares available for issuance pursuant to awards granted under the Plan from 4,000,000 shares to 5,000,000 shares. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
5,680,804	1,035,017	3,804	3,534,477

4. Advisory Say-on-Pay Resolution

Stockholders approved the following resolution “RESOLVED that the stockholders approve the compensation of the Company’s named executive officers as disclosed in the compensation tables and the related disclosure contained in the proxy statement set forth under the caption “The Board Election Proposal – Executive Compensation”. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
6,455,037	259,135	5,453	3,534,477

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP INC.

Date: September 25, 2020	By:	/s/ Kim Thorpe
Kim Thorpe
Chief Financial Officer

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